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                         AMENDMENT TO TRUST AGREEMENT

                  AMENDMENT, dated April 11, 1997, to the Trust Agreement, dated December 31, 1996, by and between Dynamics Corporation of America (the "Company") and Bank of Boston Connecticut (the "Trustee").

                  WHEREAS, the Company, as of December 31, 1996, established, pursuant to the Trust Agreement, a "rabbi" trust (the "Trust") for the purpose of securing benefits payable under three individual nonqualified deferred compensations plans with Andrew Lozyniak, Patrick J. Dorme and Henry V. Kensing, which are incorporated in subparagraph SECOND G. of the employment agreements with each of such officers dated February 1, 1996 (the "Employment Agreements"); and

                  WHEREAS, the Board of Directors of the Company (the "Board"), on the date first written above, approved the amendment of the Trust Agreement to secure the benefits payable under the Employment Agreements, the Severance Agreements and the Severance Policy; to require a majority vote of nonemployee members of the Board to authorize the contribution of funds to the Trust with respect to the aforementioned benefits; and to make certain other changes; and

                  WHEREAS, the Trust Agreement may be amended by a written instrument executed by the Trustee and the Company;

                  NOW, THEREFORE, the Trust Agreement is hereby amended as set forth below, effective as of the date hereof:

                  1.  Section 1(e) of the Trust Agreement is
amended by adding the following at the end thereof:
                           "Notwithstanding the foregoing, no such additional deposits shall be made except upon the vote of a majority of those members of the Board who are not officers or employees of the Company.




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                  2.  Section 1 of the Trust Agreement is amended
by adding at the end of such section a new paragraph (h) to read as follows:

                           Notwithstanding anything in this Trust Agreement to the contrary, as of April 11, 1997, the term "Plans" shall mean (i) the three individual nonqualified deferred compensations plans with Andrew Lozyniak, Patrick J. Dorme and Henry V. Kensing, which are incorporated in subparagraph SECOND G. of the employment agreements with each of such officers dated February 1, 1996 (the "Employment Agreements"), (ii) the severance arrangements incorporated as Article FOURTH of the Employment Agreements, (iii) the severance agreements entered into as of such date with certain of the Company's employees and (iv) the severance policy adopted as of such date for certain other employees of the Company.

                  3. Section 5 of the Trust Agreement is amended by adding thereto a new paragraph (d) to read as follows:
                           Notwithstanding anything to the contrary contained in paragraphs (b) and (c) of this Section 5, upon and following a Change in Control, the Company (i) shall no longer have the right to change the persons or entities serving as an investment manager with the power and authority to direct the investment of any portion of the assets of the Trust, (ii) may not itself serve as such investment manager, and (iii) shall no longer have the right to substitute assets of equal fair market value for any asset held by the Trust.

                  4. Section 13 of the Trust is amended by changing paragraph
(d) thereof to read in its entirety as follows:

         For purposes of this Trust Agreement, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:



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         (I)      any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

         (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of the Company (the "Board"): individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indi-


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                  rectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

         (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's as-sets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                           For purposes of this Section 13(d), the following definitions shall apply: "Person" shall have the meaning given in
         Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
         (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act. "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under
         Section 12 of the Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


                  Except as set forth above, the Trust Agreement is hereby ratified and confirmed in all respects.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
amendment as of the date first written above.

                                            DYNAMICS CORPORATION OF AMERICA

                                            By:

                                            -----------------------------------
                                            Name:
                                            Title:

                                            By:


                                            -----------------------------------
                                            Name:
                                            Title:

                                            BANK OF BOSTON CONNECTICUT
 .

                                            By:


                                            -----------------------------------
                                            Name:
                                            Title:

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